POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes, designates and appoints Carlos Javier LUEVANOS ORTIZ DE ROSAS and Maria Magdalena REYNES NOGUERA as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:
1. execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder in respect of Grupo Televisa, S.A.B., with respect to which the undersigned is required to file any of Forms 3, 4 and 5 (or any successor to any of them) with the United States Securities and Exchange Commission (the “SEC”);
2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (or any successor to any of them), or any amendment thereto, and timely file such form with the SEC and stock exchange or similar authority, if required; and
3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorney-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of any of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with the Exchange Act.
This Power of Attorney shall remain in full force and effect until the attorney-in-fact’s separation of service from Grupo Televisa, S.A.B. and each of its affiliates, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of March, 2026.
Signature: /s/ David M. Zaslav